As filed with the Securities and Exchange Commission on June 21, 2007
Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
Form S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BANK OF GRANITE CORPORATION
(Exact name of Registrant, as Specified in Its Charter)

North Carolina	56-1550545

(State or Other Jurisdiction of	(I.R.S. Employer)
Incorporation or Organization)	Identification No.)
23 North Main Street, Post Office Box 128, Granite Falls, North Carolina 28630
(Address of Principal Executive Offices)
Bank of Granite Corporation 2001 Incentive Stock Option Plan
(Full Title of the Plans)
Kirby A. Tyndall
Secretary, Treasurer and Chief Financial Officer
Bank of Granite Corporation
23 North Main Street
Post Office Box 128
Granite Falls, North Carolina 28630
(Name and Address of Agent For Service)
(828) 496-2000
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Krista R. Bowen
Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
(704) 377-2536

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
Bank of Granite Corporation (the “Company”) registered 200,000 shares (subsequently adjusted to 312,500 shares pursuant to stock splits) of its common stock, $1.00 par value per share (“Common Stock”), for issuance under the Bank of Granite Corporation 2001 Incentive Stock Option Plan (the “2001 Plan”) pursuant to Registration Statement No. 333-61640 on Form S-8 filed with the Securities and Exchange Commission on May 25, 2001 (the “Registration Statement”). Upon shareholder approval of the Bank of Granite Corporation 2007 Stock Incentive Plan (the “2007 Plan”) at the Company’s annual meeting of shareholders on April 23, 2007, the 2007 Plan replaced the 2001 Plan, and no further awards will be made under the 2001 Plan.
This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed to deregister 243,597 shares of Common Stock that have not been issued and are not subject to issuance pursuant to outstanding awards under the 2001 Plan. Accordingly, the Company hereby withdraws these 243,597 shares of Common Stock from registration under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Granite Falls, State of North Carolina on this 18th day of June, 2007.

BANK OF GRANITE CORPORATION

By:	/s/ Charles M. Snipes

Charles M. Snipes Chairman and Chief Executive Officer

Signature	Title	Date

/s/ Charles M. Snipes Charles M. Snipes	Chairman of the Board and Chief Executive Officer, Director	June 18, 2007
/s/ Kirby A. Tyndall Kirby A. Tyndall	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2007
/s/ John N. Bray John N. Bray	Director	June 18, 2007
/s/ Joseph D. Crocker Joseph D. Crocker	Director	June 18, 2007
/s/ Leila N. Erwin Leila N. Erwin	Director	June 18, 2007
/s/ Paul M. Fleetwood, III Paul M. Fleetwood, III	Director	June 18, 2007
/s/ Hugh R. Gaither Hugh R. Gaither	Director	June 18, 2007
/s/ James Y. Preston James Y. Preston	Director	June 18, 2007
/s/ Boyd C. Wilson, Jr. Boyd C. Wilson, Jr.	Director	June 18, 2007